UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2011

LUCID, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-54570	16-406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2320 Brighton Henrietta Town Line Road, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Agreement

On December 28, 2011, Lucid, Inc. a New York corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering of 1,388,000 Units (the “Units”), with each Unit consisting of one share of common stock of the Company, par value $0.01 per share (the “Common Stock”) and one warrant to purchase one share of common stock (the “Warrants”). In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an over-allotment option, exercisable for 45 days, to purchase up to a total of 208,200 additional Units.  The Units were offered at $4.20 per Unit. In addition, the Company agreed to sell to the underwriters, for $100, options to purchase up to a total of 27,760 Units at an exercise price of $5.04 per Unit, which options are exercisable during the period commencing on June 24, 2012 and ending on December 27, 2016.

On December 30, 2011, and in connection with the closing of the public offering of its Units, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (“AST”), as warrant agent, pursuant to which agreement AST will act as warrant agent for the company in connection with the warrants included in the Units sold in the public offering.

The foregoing descriptions of the Underwriting Agreement, the Unit Purchase Options and the Warrant Agreement are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as exhibits to this Report on Form 8-K.

Item 7.01 — Regulation FD Disclosure

On December 28, 2011 and December 29, 2011, the holders of Convertible Notes in the aggregate principal amount of $700,000 exercised their rights to convert the principal and accrued interest on those notes into shares of the Company’s common stock. An aggregate of 379,406 shares of the Company’s common stock will be issued in connection with the conversion of these notes.  The notes were issued by the Company in 2009 in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 30, 2011, the Company closed its previously announced underwritten public offering (the “Offering”) of 1,388,000 Units, with each Unit consisting of one share of Common Stock and one Warrant. The proceeds to the Company, net of underwriting discounts and corporate financing fee, were approximately $5.3 million.  The offering was made pursuant to a prospectus dated December 27, 2011, under the Company’s Registration Statement on Form S-1 (Registration No. 333-173555).  A copy of the press release issued in connection with that closing is filed as Exhibit 99.1 to this Report.

The information set forth in Item 7.01 of this Report is deemed to be furnished and shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 28, 2011, between Lucid, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named therein
4.1	Warrant Agreement dated December 30, 2011, between Lucid, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent
4.2	Unit Purchase Option between Lucid, Inc. and Roth Capital Partners, LLC
4.3	Unit Purchase Option between Lucid, Inc. and Maxim Partners LLC
99.1	Press Release dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUCID, INC.

Date:	January 4, 2012	By:	/s/ L. Michael Hone
L. Michael Hone
Chief Executive Officer
(Principal Executive Officer)